EXHIBIT A


                            STOCK PURCHASE AGREEMENT



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                                                                [Execution Copy]


                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT, dated as of April 21, 1999, by and among Computer Marketplace, Inc., a Delaware corporation (the "Company"), and each of the stockholders of E-Taxi, Inc., a Delaware corporation ("E-Taxi"), set forth on Schedule I (each of whom is a "Seller" and, collectively, the "Sellers").

                              W I T N E S S E T H:

                  WHEREAS, each of the Sellers owns the number of shares of common stock, par value $.001 per share, and preferred stock, par value $.001 per share ('E-Taxi Preferred Shares"), of E-Taxi, set forth opposite their respective names on Schedule I to this Agreement which shares constitute all of the issued and outstanding shares of capital stock of E-Taxi; and

                  WHEREAS, the Company desires to acquire from the Sellers, and the Sellers desire to sell to the Company, all of the E-Taxi Shares in exchange for the issuance by the Company of an aggregate of 9,074,000 shares (the "Company Shares") of the Company's common stock, par value $.0001 per share (the "Company Common Stock") and 400,000 shares of Company preferred stock, par value $.001 per share (the "Company Preferred Stock"), in exchange for the E-Taxi Common Shares and E-Taxi Preferred Shares, respectively, on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                               EXCHANGE OF SHARES

         1.1 EXCHANGE OF SHARES. Subject to the terms and conditions of this Agreement, including without limitation the satisfaction of the conditions set forth in Article V and the execution and delivery of the documents contemplated thereby, by the Closing Date (as hereinafter defined) (a) the Company shall issue and deliver to each of the Sellers the number of authorized but unissued shares of Company Common Stock and Company Preferred Stock set forth opposite such Seller's name set forth on Schedule I hereto, and (b) each Seller agrees to deliver to the Company, the number of authorized and but unissued shares of E-Taxi Common Stock and E-Taxi Preferred Stock set forth opposite such Seller's name on Schedule I hereto along with an appropriately executed stock power endorsed in favor of the Company.

         1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of the Company's counsel on April 23, 1999 (the "Closing Date") at 10:00 A.M., New York time, or at such other place as the Company and the Sellers may agree.

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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each of the Sellers that:

         2.1      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; DUE
AUTHORIZATION.

         (a) The Company and each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. The Company and each Subsidiary is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company and its Subsidiaries taken as a whole.

         (b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those (each, a "Subsidiary" and together, the "Subsidiaries") set forth in Item 2.1 of the Disclosure Schedule of even date herewith, which accompanies this Agreement and is incorporated herein by reference (the "Disclosure Schedule"). Except as set forth in Item 2.1 of the Disclosure Schedule, each Subsidiary is wholly owned by the Company, all the outstanding shares of capital stock of each Subsidiary are owned free and clear of all Liens (as hereinafter defined), there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling any Subsidiary to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of any Subsidiary.

         (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         2.2 NO CONFLICTS OR DEFAULTS. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time and subject to obtaining such consents prior to the Closing as are set forth in Item 2.2 of the Disclosure Schedule, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Company or any of the Subsidiaries or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company or any of the Subsidiaries, (iii)

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terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company or any of the Subsidiaries is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         2.3 CAPITALIZATION. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 1,000,000 shares of Preferred Stock, par value $.0001 per share, of which no shares are issued and outstanding as of the date hereof, 50,000,000 shares of Common Stock of which 1,352,424 shares of Common Stock are issued and outstanding as of the date hereof (excluding an aggregate of 625,000 shares of Common Stock issued to the Class D Warrantholders and Victoria Holdings, Inc.). All of the outstanding shares of Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares, will not be issued in violation of any preemptive right of stockholders. In addition, Item 2.3 of the Disclosure Schedule sets forth all options to purchase shares of the Company's common stock. The Company Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock.

         2.4 FINANCIAL STATEMENTS. Exhibit 1 to the Disclosure Schedule contains copies of the consolidated balance sheets of the Company at March 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the fiscal quarter then ended, including the notes thereto, as reviewed by Moore Stephens, LLP, certified public accountants (all such statements being the "Company Financial Statements"). Except as set forth in
Item 2.4 of the Disclosure Schedule, the Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

         2.5 FURTHER FINANCIAL MATTERS. (a) Except as set forth in Item 2.5 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries has any material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

         2.6 TAXES. Except as indicated in Item 2.6 of the Disclosure Schedule, each of the Company and the Subsidiaries has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on

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the books and records of the Company and adequate reserves therefor have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company or a Subsidiary, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in 2.6 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 2.6 of the Disclosure Schedule, no tax return or tax return liability of the Company or any Subsidiary has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 2.6 of the Disclosure Schedule, neither the Company nor any Subsidiary has given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary for past due Taxes. Except as indicated in Item 2.6 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company and each Subsidiary, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.

         2.7      INDEBTEDNESS; CONTRACTS; NO DEFAULTS.

         (a) Item 2.7 of the Disclosure Schedule sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company or any Subsidiary is a party (collectively, the "Operating Agreements"). An agreement shall not be considered material for the purposes of this Section 2.7(a) if it provides for expenditures or receipts of less than $50,000 and has been entered into by the Company or a Subsidiary in the ordinary course of business. The Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of the Company and the Subsidiaries or which have a material effect thereon. Copies of all such material written Operating Agreements have previously been delivered or otherwise made available to the Sellers and such copies are true, complete and correct as of the date hereof.

         (b) Except as disclosed in Item 2.7 of the Disclosure Schedule, neither the Company, any Subsidiary, nor, to the Company's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which the Company or any Subsidiary is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or any Subsidiary or, to the knowledge of the Company, any other person or entity. Neither the Company nor any Subsidiary has received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         2.8 PERSONAL PROPERTY. Except as set forth in Item 2.8 of the Disclosure Schedule, each of the Company and the Subsidiaries has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Financial Statements that have not been disposed of in the ordinary course of business since March 31, 1999, free and clear of all Liens or mortgages, except for any Lien for current

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taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

         2.9 REAL PROPERTY. Item 2.9 of the Disclosure Schedule sets forth a true and complete list of all real property owned by, or leased or subleased by or to, the Company and its Subsidiaries (the "Company Real Property"). Except as set forth in Item 2.9 of the Disclosure Schedules, each lease to which the Company is a party is valid, binding and in full force and effect with respect to the Company or a Subsidiary, as the case may be, and, to the knowledge of the Company no notice of default or termination under any such lease is outstanding.

         2.10 COMPLIANCE WITH LAW. (a) Except as set forth in Item 2.10 of the Disclosure Schedule, neither the Company nor any Subsidiary is conducting its respective business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Neither the Company nor any Subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

         (b) Each of the Company and the Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company or any Subsidiary under any environmental laws.

         2.11 PERMITS AND LICENSES. Except as set forth in Item 2.11 of the Disclosure Schedule, each of the Company and the Subsidiaries has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. Except as set forth in Item 2.11 of the Disclosure Schedule, as of the date hereof, neither the Company nor any Subsidiary has received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

         2.12 ORDINARY COURSE. Except as set forth in Item 2.12 of the Disclosure Schedule, since March 31, 1999, each of the Company and the Subsidiaries has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course; it being understood and acknowledged that the Company has been substantially reducing its operations for some time.

         2.13 NO ADVERSE CHANGES. Except as set forth in Item 2.13 of the Disclosure Schedule, since March 31, 1999, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of the Company and the Subsidiaries as reflected in the Financial Statements, (b) any material loss sustained by the Company or any Subsidiary, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not

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insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of the Company's or any Subsidiary's business, or (c) to the best knowledge of the Company, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of the Company or any Subsidiary; it being understood and acknowledged that the Company has been substantially reducing its operations for some time.

         2.14 LITIGATION. (a) Except as set forth in Item 2.14 of the Disclosure Schedule, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company or any Subsidiary, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company or any Subsidiary; and (c) neither the Company nor any Subsidiary has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         2.15 INSURANCE. The Company and the Subsidiaries maintain insurance against all risks customarily insured against by companies in its industry. All such policies are in full force and effect, and neither the Company nor any Subsidiary has received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to the Company.

         2.16 CERTIFICATE OF INCORPORATION AND BY-LAWS; MINUTE BOOKS. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of the Company and each Subsidiary, and all amendments to each are true, correct and complete. The minute books of the Company and each Subsidiary contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company and each Subsidiary are true, correct and complete.

         2.17 EMPLOYEE BENEFIT PLANS. Except as set forth in Item 2.17 of the Disclosure Schedule, neither the Company nor any Subsidiary maintains, nor has the Company or any Subsidiary maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company or any Subsidiary, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any Subsidiary or any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

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         2.18     PATENTS; TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS. Each of
the Company and the Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s), proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither the Company nor any Subsidiary is bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

         2.19 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any Person on behalf of the Company in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers represents and warrants, jointly and severally to the Company that:

         3.1      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES; DUE
AUTHORIZATION.

         (a) E-Taxi and each Subsidiary of E-Taxi is a corporation duly incorporated organized, validly existing and in good standing under the laws of its jurisdiction of formation with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted; provided, however, TechStore LLC, a California limited liability company ("TechStore"), is duly organized as a limited liability company under the laws of the State of California. E-Taxi and each Subsidiary is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of E-Taxi and its Subsidiaries taken as a whole.

         (b) E-Taxi does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those (each, a "Subsidiary" and together, the "Subsidiaries") set forth in Item 3.1 of the Disclosure Schedule of even date herewith, which accompanies this Agreement and is incorporated herein by reference (the "Disclosure Schedule"). Except as set forth in Item 3.1 of the Disclosure Schedule, each Subsidiary is wholly owned by E-Taxi, all the outstanding shares of capital stock of or, in the case of a limited liability company, ownership interests in, of each Subsidiary are owned free and clear of all Liens (as hereinafter defined), there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling any Subsidiary to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of any Subsidiary.

         (c) Each of E-Taxi and the Sellers has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Each of E-Taxi and the Sellers has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of E-Taxi and the Sellers, enforceable against each of E-Taxi and the Sellers in accordance with

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its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

         3.2 NO CONFLICTS OR DEFAULTS. The execution and delivery of this Agreement by each of E-Taxi and the Sellers and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of E-Taxi or the governing documents of any Seller, if applicable, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which E-Taxi, any of the Subsidiaries or any Seller is a party or by which E-Taxi, any of the Subsidiaries or any Seller or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which E-Taxi, any of the Subsidiaries or any Seller or any of their respective assets are subject,
(ii) result in the creation of, or give any party the right to create, any Lien upon any of the assets of E-Taxi or any of the Subsidiaries, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which E-Taxi or any of the Subsidiaries is a party or by which E-Taxi or any of the Subsidiaries or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, E-Taxi or any of the Subsidiaries is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         3.3 CAPITALIZATION. The authorized capital stock of E-Taxi immediately prior to giving effect to the transactions contemplated hereby consists of 10,000,000 shares of Preferred Stock, par value $.001 per share, of which One Million (1,000,000) shares have been designated Series A Preferred Stock of which 400,000 shares are issued and outstanding as of the date hereof, 20,000,000 shares of E-Taxi Common Stock of which as of the date hereof 9,074,000 shares of Common Stock are issued and outstanding; provided, however, an additional Three Million (3,000,000) shares are reserved for issuance in connection with the acquisition of SSPS under the Letters (See Item 3.1(a) of the Disclosure Schedules). Set forth in Item 32.3 of the Disclosure Schedule is a list of all Stockholders of E-Taxi, setting forth their names, addresses and number of shares owned. All of the outstanding shares of E-Taxi Common Stock are, and E-Taxi Shares when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to E-Taxi Shares, will not be transferred in violation of any rights of third parties. Except for shares that may be issued upon the achievement of certain performance objectives under employment agreements, by and between E-Taxi and Derek Wall and Bejan Aminifard, copies of which have been provided to the Company, the E-Taxi Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling E-Taxi to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock.

         3.4 FINANCIAL STATEMENTS. Exhibit 2 to the Disclosure Schedule contains copies of the balance sheets of E-Taxi at April 16, 1999. Exhibit 2 to the Disclosure Schedule contains copies of the balance sheets of TechStore as of March 31, 1999 and the audited financials statements of TechStore for the year end December 31, 1998, including Balance Sheets and the related statements of operations, stockholders' equity and cash flows, including the notes thereto, as reviewed by Pricewaterhouse-Coopers, L.L.P., certified public accountants (all such statements being the "E-Taxi Financial Statements"). Except as set forth in
Item 3.4 to the Disclosure Schedule, the Financial Statements, together with the

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notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of E-Taxi and TechStore as of the dates and for the periods indicated. The books of account and other financial records of E-Taxi and TechStore have been maintained in accordance with good business practices.

         3.5 FURTHER FINANCIAL MATTERS. (a) Except as set forth in Item 3.5 to the Disclosure Schedule, neither E-Taxi nor any of the Subsidiaries has any material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements.

         (b) The forecasted operations statements and cash flow statements of E-Taxi, true and complete copies of which have been delivered to the Company, were prepared in good faith on the assumptions stated therein, which assumptions were believed to be reasonable in light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, E-Taxi's best estimate of its future financial performance, it being recognized that such forecasts do not constitute a warranty as to the future performance of E-Taxi and that actual results may vary from forecasted results.

         3.6 TAXES. Except as indicated in Item 3.6 of the Disclosure Schedule, each of E-Taxi and the Subsidiaries has filed all United States federal, state, county, local and foreign national, provincial and local tax returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of E-Taxi and adequate reserves therefor have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by E-Taxi or a Subsidiary, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in 3.6 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.6 of the Disclosure Schedule, no tax return or tax return liability of E-Taxi or any Subsidiary has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.6 of the Disclosure Schedule, neither E-Taxi nor any Subsidiary has given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of E-Taxi, threatened, against E-Taxi or any Subsidiary for past due Taxes. Except as indicated in Item 3.6 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of E-Taxi and each Subsidiary, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of E-Taxi and in the Financial Statements.

         3.7      INDEBTEDNESS; CONTRACTS; NO DEFAULTS.

         (a) Item 3.7 of the Disclosure Schedule sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which E-Taxi or any Subsidiary is a party (collectively, the "E-Taxi Operating Agreements"). An agreement shall not be considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of less than $50,000 and has been entered into by E-Taxi or a Subsidiary in the ordinary course of business. The E-Taxi Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of E-Taxi and the Subsidiaries or which have a material effect thereon. Copies of all such material written E-Taxi Operating Agreements have previously been delivered or otherwise made available to the Company and such copies are true, complete and correct as of the date hereof.

         (b) Except as disclosed in Item 3.7 of the Disclosure Schedule, neither E-Taxi, any Subsidiary, nor, to E-Taxi's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which E-Taxi or any Subsidiary is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by E-Taxi or any Subsidiary or, to the knowledge of E-Taxi, any other person or entity. Neither E-Taxi nor any Subsidiary has received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         3.8 PERSONAL PROPERTY. Except as set forth in Item 3.8 of the Disclosure Schedule, each of E-Taxi and the Subsidiaries has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Financial Statements that have not been disposed of in the ordinary course of business since March 31, 1999, free and clear of all Liens or mortgages, except for any Lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

         3.9 REAL PROPERTY. (a) Item 3.9 of the Disclosure Schedule sets forth a true and complete list of all real property owned by, or leased or subleased by or to, E-Taxi and its Subsidiaries (the "E-Taxi Real Property").

         (b) Except as set forth in Item 3.9 of the Disclosure Statement, each lease to which E-Taxi is a party is valid, binding and in full force and effect with respect to E-Taxi or a Subsidiary, as the case may be, and, to the knowledge of E-Taxi, all other parties thereto; no notice of default or termination under any such lease is outstanding.

         3.10 COMPLIANCE WITH LAW. (a) Except as set forth in Item 3.10 of the Disclosure Schedule, neither E-Taxi nor any Subsidiary is conducting its respective business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Neither E-Taxi nor any Subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

         (b) Each of E-Taxi and the Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of E-Taxi, threatened against E-Taxi or any of the Subsidiaries that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that E-Taxi has reason to believe are likely to give rise to any material liability or other obligations of E-Taxi or any Subsidiary under any environmental laws.

         3.11 PERMITS AND LICENSES. Except as set forth in Item 3.11 of the Disclosure Schedule, each of E-Taxi and the Subsidiaries has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. Except as set forth in Item 3.11 of the Disclosure Schedule, as of the date hereof, neither E-Taxi nor any Subsidiary has received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

         3.12 ORDINARY COURSE. Except as set forth in Item 3.12 of the Disclosure Schedule, since March 31, 1999, each of E-Taxi and the Subsidiaries has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course; it being understood and acknowledged that E-Taxi has been substantially reducing its operations for some time.

         3.13 NO ADVERSE CHANGES. Except as set forth in Item 3.13 of the Disclosure Schedule, since March 31, 1999, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of E-Taxi and the Subsidiaries as reflected in the Financial Statements, (b) any material loss sustained by E-Taxi or any Subsidiary, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of E-Taxi's or any Subsidiary's business, or (c) to the best knowledge of E-Taxi, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of E-Taxi or any Subsidiary.

         3.14 LITIGATION. (a) Except as set forth in Item 3.14 of the Disclosure Schedule and to the best of the Sellers' knowledge, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of E-Taxi, threatened, against or affecting the business of E-Taxi or any Subsidiary, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of E-Taxi, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of E-Taxi or any Subsidiary; and (c) neither E-Taxi nor any Subsidiary has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         3.15 INSURANCE. E-Taxi and the Subsidiaries maintain insurance against all risks customarily insured against by companies in its industry. All such policies have previously been delivered or otherwise made available to the Company and are in full force and effect, and neither E-Taxi nor any Subsidiary has received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to E-Taxi.

         3.16 CERTIFICATE OF INCORPORATION AND BY-LAWS; MINUTE BOOKS. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of E-Taxi and each Subsidiary, and all amendments to each are true, correct and complete. The minute books of E-Taxi and each Subsidiary contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of E-Taxi and each Subsidiary are true, correct and complete.

         3.17 EMPLOYEE BENEFIT PLANS. Except as set forth in Item 3.17 of the Disclosure Schedule, neither E-Taxi nor any Subsidiary maintains, nor has E-Taxi or any Subsidiary maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the "ERISA"), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of E-Taxi or any Subsidiary, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with E-Taxi, any Subsidiary or any entity required to be aggregated in a controlled group or affiliated service group with E-Taxi for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("E-Taxi Benefit Plans").

         3.18 PATENTS; TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS. Each of E-Taxi and the Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s) proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither E-Taxi nor any Subsidiary is bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

         3.19 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by E-Taxi directly with the Sellers without the intervention of any Person on behalf of E-Taxi in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

         3.20 SUBSIDIARIES. Item 3.20 of the Disclosure Statements sets forth all the Subsidiaries of E-Taxi. All the outstanding shares of capital stock of, or other equity interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by E-Taxi, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Each Subsidiary of E-Taxi is wholly owned by E-Taxi. 3.21 PURCHASE FOR INVESTMENT.

         (a) Such Seller is acquiring the Company Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person, with respect to any of the Company Shares.

         (b) Such Seller understands that the Company Shares are not registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to
Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

         3.22 INVESTMENT EXPERIENCE. Such Seller acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

         3.23 INFORMATION. The Sellers have carefully reviewed such information as each Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Sellers has relied in making an exchange of the E-Taxi Shares of the Company Shares.

         3.24 RESTRICTED SECURITIES. Such Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Such Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.


                                   ARTICLE IV

                          COVENANTS PENDING THE CLOSING

         SECTION 4. COVENANTS OF THE PARTIES PENDING THE CLOSING. Each party hereto hereby agrees and covenants to the other party that prior to the Closing
Date:

         4.1 OPERATION OF THE COMPANY AND E-TAXI PRIOR TO CLOSING. Between the date of this Agreement and the Closing Date, the Sellers shall cause E-Taxi and its Subsidiaries to, and the Company will:

         (a) continue to operate its business in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business and preserve the continued operation of the business with its customers, suppliers, and others having business relations with it;

         (b) not assign, sell, lease, or otherwise transfer or dispose of any of the its assets, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation;

         (c) maintain all of its assets other than inventories in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventories at levels normally maintained; and

         (d) not (i) incur any liabilities (contingent or otherwise) outside of the ordinary course of business, or (ii) engage in any transaction which could adversely affect the transactions contemplated by this Agreement; and

         (e) promptly notify the other parties hereto in writing of any variances from the representations and warranties contained in Article III hereof.

         4.2 CONFIDENTIALITY. The parties agree not to disclose the existence of this Agreement, any negotiations between the parties or any details of the transactions contemplated herein to any Person, other than their related legal, financial or expert advisors; provided that such advisors have agreed in advance to maintain any such information in strict confidence; provided however, that the Company may issue a press release and make appropriate filings with the Securities and Exchange Commission with the prior approval of the President of E-Taxi, which approval will not be unreasonably withheld or delayed.

         4.3 CONDITIONS AND BEST EFFORTS. The parties will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of the parties under this Agreement, and will do all acts and things as may be required to carry out its obligations under this Agreement and to consummate and complete the transactions contemplated hereby.


                                    ARTICLE V

                       CONDITIONS PRECEDENT TO THE CLOSING

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The respective obligation of each party to close the transactions contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                 (a) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the transactions contemplated hereby, or (ii) which otherwise is reasonably likely to have a material adverse effect on the Company or E-Taxi or its subsidiaries, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to close the transactions contemplated by this Agreement is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on E-Taxi or its subsidiaries.

                  (b) PERFORMANCE OF OBLIGATIONS OF SELLERS. Each of the Sellers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to the Sellers, E-Taxi or its subsidiaries.

         5.3 CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligation of the Sellers to close the transactions contemplated by this Agreement is further subject to satisfaction or waiver of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on E-Taxi or its subsidiaries.

                  (b) CORPORATE GOVERNANCE. The Company shall have taken all such actions as shall be necessary so that (i) a Certificate of Designation assigning rights, limitations and preferences to the Company's Series A Preferred Stock, a form of which is attached hereto as Exhibit B, shall become effective not later than the Closing Date, and (ii) the resolutions of the Company's Board of Directors set forth as Exhibit C shall have been adopted, to be effective upon the Closing Date.

                  (c) TERMINATION OF EMPLOYEE STOCK OPTIONS. The Company and the holders of employee stock options exercisable for not less than 1,000,000 shares of the Company's Common Stock shall enter into a transaction pursuant to which the Company shall issue a number of shares of the Company's Common Stock, other securities of the Company or other consideration in exchange for the cancellation of such options or otherwise amend such options; such transaction to be reasonably acceptable to holder of the majority of the E-Taxi Shares (the "Majority Seller").

                  (d) SETTLEMENT AGREEMENTS WITH CLASS D WARRANTHOLDERS AND VICTORIA HOLDINGS. The Company shall enter into a Settlement Agreement with the Class D Warrantholders and Victoria Holdings, Inc. in form and substance reasonably acceptable to the Majority Seller.

                  (e) CANCELLATION OF CERTAIN OBLIGATIONS. The Company shall enter into an agreement or agreements with the Company's President and his affiliates canceling as of the Closing Date the Company's obligation to make any future payments under (i) that certain employment agreement between the Company and L. Wayne Kiley, and (ii) that certain lease between the Company and Quality Associates, Inc. relating to the Company's executive offices located at 1171 Railroad Street, Corona, CA 91720.

                  (f) CANCELLATION OF CERTAIN LIABILITIES. The Company shall enter into an agreement with the Company's President of the Company canceling as of the Closing Date certain accrued and unpaid liabilities of the Company thereto, in form and substance reasonably acceptable to the Company and the Majority Seller.

                  (g) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (h) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating the Company.

                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 INDEMNITY OF SELLERS. The Company agrees to defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by such Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

         6.2 INDEMNITY OF THE COMPANY. Each of the Sellers agrees to jointly and severally defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by such Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

         6.3      INDEMNIFICATION PROCEDURE.

         A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 6. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date until one year from the Closing Date.

         7.2 NOTICE. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

         If to the Company:

                  1171 Railroad Street
                  Corona, CA  91720
                  Attention:  President
                  Tel: (909) 735-2102
                  Fax: (909) 735-0452

         with a copy to:

                  Berlack, Israels & Liberman LLP
                  120 West 45th Street
                  New York, New York  10036
                  Attention: Alan N. Forman, Esq.
                  Tel.: (212) 704-0100
                  Fax: (212) 704-0196

         If to the Sellers:

                  At the respective addresses of the Sellers set forth on
                  Schedule 1 hereto.

         7.3 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

         7.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

         7.5 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

         7.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.7 CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         7.8 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

         7.9 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

         (a)      by mutual consent of the Company and the Majority Seller; or

         (b) by either the Company or Majority Seller if the Closing has not occurred on or before [April 30, 1999], unless the reason that the Closing has not occurred shall be the failure of the party seeking to terminate this Agreement to fulfill its obligations hereunder; or

         (c) by either the Company or the Majority Seller if there has been a material misrepresentation or material breach on the part of the other party in the representations, warranties or covenants set forth in this Agreement which is not cured within five (5) days after such other party has been notified of the intent to terminate this Agreement pursuant to this clause (c); or

         (d) by either the Company or the Majority Seller if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person directed against the consummation of the Closing or any other material transaction contemplated under this Agreement and the Company or the Majority Seller, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof.

        7.10 REGISTRATION RIGHTS. The Company shall provide the Sellers with the registration rights described in Exhibit A attached hereto.

        7.11 AMENDMENTS. This Agreement may be modified or amended only in a writing executed by the Company and the Majority Seller.

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

                                              COMPUTER MARKETPLACE, INC.


                                              By:
                                                  ------------------------------
                                                  Name:  L. Wayne Kiley
                                                  Title: Chief Executive Officer

E-TAXI STOCKHOLDERS:



---------------------
Name:

                                                                       EXHIBIT A


                               REGISTRATION RIGHTS


         1.       DEFINITIONS.

         Capitalized terms used herein without definition shall have the respective meanings given such terms as set forth in the Stock Purchase Agreement dated as of April , 1999 among Computer Marketplace, Inc. and the stockholders of E-Taxi listed on Schedule 1 thereto (the "Purchase Agreement"). As used herein, the following terms shall have the following meanings:

         BUSINESS DAY:    Any day other than a day on which banks are authorized
                  or required to be closed in the State of New York.

                  COMMISSION: The Securities and Exchange Commission.

                  COMMON STOCK: The common stock, par value $0.0001 per share, of the Company.

         EXCHANGE ACT:    The Securities Exchange Act of 1934, as amended, and
                  the rules and regulations of the Commission promulgated thereunder.

                  HOLDER or HOLDERS: Any holder of the Registrable Securities.

                  OBJECTING NOTICE: See Section 3(a).

                  OBJECTING PARTY: See Section 3(a).

                  PERSON: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         PIGGYBACK REGISTRATION RIGHTS: See Section 2(a).

         PROSPECTUS:      The prospectus included in any Registration Statement
                  (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

                  RECORDS: See Section 3(m).

         REGISTRABLE SECURITIES: The shares of Common Stock (i) issued pursuant to the Purchase Agreement and (ii) issuable upon conversion of the Series A Preferred Stock issued pursuant to the Purchase Agreement, until such time as (i) a Registration Statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Securities are held by one or more Persons who could sell all Registrable Securities held by each such Person in a single sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, whichever is earlier.

                  REGISTRATION EXPENSES: See Section 4.

         REGISTRATION STATEMENT: Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statements, including posteffective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  SELLING HOLDERS: See Section 3(a).

                  SHELF REGISTRATION: See Section 2.

         TARGET EFFECTIVE PERIOD: See Section 2.

         2.       (a)     PIGGYBACK REGISTRATION . If, at any time prior to
                  April , 2000, the Company proposes to register any of its securities under the Securities Act for sale to the public for its own account or for the account of other security holders (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice thereof to Holders of its intention so to do (such notice to be given at least fifteen
                  (15) days prior to the filing thereof). Upon the written request of any such Holder (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof, received by the Company within ten (10) days after giving of any such. notice by the Company, to register any of such Holder's Registrable Securities, the Company will use its reasonable efforts, subject to Section 2(b) below, to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the Registration Statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Registrable Securities so registered ("Piggyback Registration Rights"); PROVIDED, that (i) if such registration involves an underwritten offering, all Holders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 2(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. If a registration pursuant to this Section 2(a) involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. The foregoing provisions notwithstanding, (i) the Company may withdraw any registration statement referred to in this Section 2(a) without thereby incurring any liability to the Holders, and (ii) the inclusion of shares of Registrable Securities under such Piggyback Registration Rights is subject to the cut-back provisions of
                  Section 2(b) below.

                  (b) PRIORITY IN PIGGYBACK REGISTRATION. If a registration pursuant to Section 2(a) hereof involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of equity securities (including all Registrable Securities) which the Company, the Holders and any other persons intended to be included in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration (i) first, all the securities the Company proposes to sell for its own account, and (ii) second, to the extent that the number of securities which the Company proposes to sell for its own account pursuant to Section 2(a) hereof is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of securities requested to be included in such registration by security holders as a result of their exercise of "demand" registration rights by such other holders. Any such reductions shall be pro rata in relation to the number of shares of Common Stock to be registered by each person participating in the offering.

                  (c) HOLDBACK AGREEMENTS. If any registration of Registrable Securities shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the thirty (30) days prior to, and during the ninety (90) day period beginning on, the effective date of such Registration Statement (except as part of such registration).

                  (d) EXCEPTIONS. Notwithstanding the foregoing, the Company may delay the registration of Registrable Securities following a written request pursuant to Section 2(a) hereof for the time periods described in Section 2(e) hereof upon the occurrence of any of the following:

                          (i) The Company shall have previously entered into an agreement or letter of intent contemplating an underwritten public offering on a firm commitment basis of Common Stock or securities convertible into or exchangeable for Common Stock and the managing underwriter of such proposed public offering advises the Company in writing that in its opinion such proposed underwritten offering would be materially and adversely affected by a concurrent registered offering of Registrable Securities (such opinion to state the reasons therefor);

                          (ii) During the two (2) month period immediately preceding such request, the Company shall have entered into an agreement or letter of intent, which has not expired or otherwise terminated, contemplating a material business acquisition by the Company or its subsidiaries whether by way of merger, consolidation, acquisition of assets, acquisition of securities or otherwise;

                          (iii) The Company is in possession of material nonpublic information that the Company would be required to disclose in the Registration Statement and that is not, but for the registration, otherwise required to be disclosed at the time of such registration, the disclosure of which, in its good faith judgment, would have a material adverse effect on the business, operations, prospects or competitive position of the Company;

                          (iv) The Company shall receive the written opinion of the managing underwriter of the underwritten public offering pursuant to which Common Stock has been registered within the three (3) month period prior to the receipt of a registration request that the registration of additional Common Stock will materially and adversely affect the market for the Common Stock (such opinion to state the reasons therefor); or

                          (v) At the time of receipt of a registration request, the Company is engaged, or its board of directors has adopted by resolution a plan to engage, in any program for the purchase of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock and, in the opinion of counsel, reasonably satisfactory to the requesting Holders, the distribution of the Common Stock to be registered would cause such purchase of shares to be in violation of Regulation M promulgated under the Exchange Act.

                  (e) PERIOD OF DELAY. If an event described in clauses (i) through (iv) of Section 2(d) shall occur, the Company may, by written notice to the Holders, delay the filing of a Registration Statement with respect to the Registrable Securities to be covered thereby for a period of time not exceeding ninety (90) days.

                          If an event described in clause (v) of Section 2(d)
                  shall occur, the filing of a Registration Statement with respect to the Registrable Securities to be covered thereby shall be delayed until the first date that the Registrable Securities to be covered thereby can be sold without violation of Regulation M of the Exchange Act.

         3.       REGISTRATION PROCEDURES.

                  In connection with the registration obligations of the Company pursuant to the terms and conditions of this Agreement, the Company shall:

                  (a) prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish to the Holders covered by such Registration Statement (the "Selling Holders"), Holders' Counsel and the underwriters, if any, draft copies of all such documents proposed to be filed at least three (3) Business Days prior thereto, which documents will be subject to the review of such Holders' Counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which Selling Holders of at least a majority of the Registrable Securities (the "Objecting Party") shall object, pursuant to notice given to the Company prior to the filing of such amendment or supplement (the "Objection Notice"). The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five (5) Business Days after receipt of the Objection Notice to correct such deficiencies to the satisfaction of the Objecting Party, and will notify each Selling Holder of any stop order issued or threatened by the Commission in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) as promptly as practicable prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the period required pursuant to Section 2; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus;

                  (c) as promptly as practicable furnish to any Selling Holder and the underwriters, if any, without charge, such number or conformed copies of such Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such Selling Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto); PROVIDED, that before filing a Registration Statement or Prospectus relating to the Registrable Securities or any amendments or supplements thereto, the Company will furnish to Holders' Counsel copies of all documents proposed to be filed at least three (3) Business Days prior to the filing thereof, which documents will be subject to the review of such counsel;

                  (d) on or prior to the date on which the Registration Statement is declared effective, register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any Selling Holder, Holders' Counsel or underwriter reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Selling Holder; keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; PROVIDED that the Company shall not be required to (i) qualify to do business as a foreign corporation or as a broker-dealer in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject;

                  (e) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

                  (f) as promptly as practicable notify each Selling Holder, Holders' Counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose,
                  (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose and
                  (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (g) make generally available to the Holders an earnings statement satisfying the provisions of Section II (a) of the Securities Act no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

                  (h) use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if one is issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                  (i) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of such document to Holders' Counsel;

                  (j) cooperate with the Selling Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depository Trust Company) representing securities sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Selling Holders may request and make available prior to the effectiveness of such Registration Statement a supply of such certificates;

                  (k) if applicable, enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the Selling Holders of at least a majority of the aggregate number of the Registrable Securities being sold or the underwriters retained by the Selling Holders participating in an underwritten public offering, if any, may request in order to expedite or facilitate the disposition of such Registrable Securities;

                  (l) if requested by Selling Holders of at least a majority of the aggregate amount of the Registrable Securities being sold to cause the Registrable Securities included in such Registration Statement to be (i) listed or admitted for trading or otherwise included on each securities exchange, if any, (including, without limitation, the Nasdaq Stock Market) on which similar securities issued by the Company are then listed or (ii) authorized to be quoted on the National Association of Securities Dealers, Inc. Automated Quotation if the Registrable Securities so qualify;

                  (m) cooperate with each Selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"); and

                  (n) during the period when the Prospectus is required to be delivered under the Securities Act, ,rapidly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  Each Selling Holder, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (f) of this Section 3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (f) of this Section 3 or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that the Company shall give any such notice, the time periods for which a Registration Statement is required to be kept effective pursuant to Section 2 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Selling Holder shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 3(f) or (ii) the Advice.

         4.       REGISTRATION EXPENSES.

                  All expenses incident to the Company's performance of, or compliance with, the provisions hereof, including without limitation, all Commission and securities exchange or NASD registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), fees and expenses incurred in connection with the listing of the securities to be registered, if any, on each securities exchange on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expense of any special audit or "cold comfort" letters required by, or incident to, such performance), Securities Act liability insurance (if the Company elects to obtain such insurance), reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company in connection with each registration hereunder (but not including the fees and expense of legal counsel retained by a Holder or Holders, or any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities) are herein called "Registration Expenses."

                  The Company will pay all Registration Expenses in connection with each Registration Statement filed pursuant to Section 2 or Section 3 except as otherwise set forth therein. All expenses to be borne by the Holders in connection with any Registration Statement filed pursuant to Section 2 (including, without limitation, all underwriting fees, discounts or commissions attributable to such sale of Registrable Securities) shall be borne by the participating Holders pro rata in relation to the number of shares of Registrable Securities to be registered by each Holder.

         5.       INDEMNIFICATION- CONTRIBUTION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnity and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and each Person who controls such Holder (within the meaning of the Securities
                  Act), and any agent or investment adviser thereof, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein; PROVIDED that, in the event that the Prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to a Holder prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the Prospectus shall not inure to the benefit of such Holder if the Person asserting such loss, claim, damage or liability and who purchased the Registrable Securities from such holder did not, at or prior to the confirmation of the sale of the Registrable Securities to such Person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented.

                  (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to the name and address of such Holder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnity, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to such Holder so furnished in writing by such Holder specifically for inclusion in any Prospectus or Registration Statement; PROVIDED, HOWEVER, that such Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, such Holder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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                  (c)     CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person
                  entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to the provisions hereof and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 5(c), the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

                  (d) CONTRIBUTION. If the indemnification from the indemnifying party provided for in this Section 5 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
                  Section 5(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

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


                       The parties hereto agree that it would not be just and
                  equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section I l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) If indemnification is available under this Section 5, the indemnifying parties shall indemnity each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5(d).

         6.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

                  No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         7.       TRANSFER OR AS AN IMMINENT RIGHT,.

                  The rights to cause the Company to register Registrable Securities granted pursuant to the provisions hereof may be transferred or assigned by any Holder to a transferee or assignee; PROVIDED; HOWEVER, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, hereunder.

         9.       AMENDMENT

                  Except as otherwise provided herein, the provisions hereof may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the aggregate number of the Registrable Securities then

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